SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   November 23,1998


                                 MILLENNIA, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

         1-12572                                         59-2158586
---------------------------------            -----------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)


       16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
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   (Address of principal executive offices)           (Zip Code)



 Registrant's telephone number, including area code:   (972)  248-1922









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ITEM 5.    Other Events


On  November  23,  1998  the   shareholders  of  the  Registrant  at  a  special
shareholders meeting approved a one for one hundred reverse split of the Registrant's common stock effective as of 5:00 p.m. Central Standard Time on the same day.

On November 23, 1998 a Certificate of Amendment to the Registrant's Certificate of Incorporation was filed in the office of the Secretary of State of Delaware, amending Article Five so that it now reads in its entirely as follows:

          "The amount of total authorized capital stock the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, each having a par value of $.000002, all of the same class, and 10,000,000 shares of Preferred Stock, each having a par value of $.00001. Each one share of the corporation's Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall be and hereby is automatically changed without further action into one-one hundredth (1/100) of a fully paid and nonassessable share of the Corporation's Common Stock, provided that no factional shares shall be issued pursuant to such change."






SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         MILLENNIA, INC.

                         By: /s/ Kevin B. Halter
                             ---------------------------------------------------
                             Kevin B. Halter, President (Chief Executive Officer
                              and Principal Financial Officer)

                        And: /s/ Kevin B. Halter, Jr.
                             ---------------------------------------------------
                             Kevin B. Halter, Jr., Vice President and Secretary

Dated: November 24, 1998